Exhibit 99.14

Wednesday, July 6, 2005

Press Release

SOURCE: Cord Blood America, Inc.

Cord Blood America Launches The Partners’ Circle Marketing Program

Los Angeles, CA, July 6, 2005 – Cord Blood America, Inc. (OTC BB: CBAI), an umbilical cord blood stem cell preservation company, is pleased to announce the launch of its’ Partners’ Circle sales and marketing program. The purpose of The Partners’ Circle is to rapidly build a nationwide network of motivated individuals to provide marketing information on behalf of Cord Blood America’s subsidiary – Cord Partners - in order to capitalize on the rapidly expanding market for cord blood stem cell preservation.

The Partners' Circle will comprise of a special group of people who believe in the life-saving potential of umbilical cord blood stem cells. They share Cord Partners' information with expectant parents, and earn additional income when these parents become Cord Partners' customers. The Partners’ Circle is open to qualified individuals that are excited about the opportunity of promoting the lifesaving benefits of umbilical cord blood preservation to expectant parents.

“We are happy to offer this program to a special group of people who feel that cord blood preservation is an important medical issue,” stated Matthew Schissler, President of Cord Blood America. “With the initial guidance of the Cord Blood America staff, we believe these special individuals will be able to grow our business model through the power of word of mouth marketing that will drive referral sales and help many expectant parents along the way. We’ve learned this lesson from mature industries that prove viral marketing and product placement works. As such, we will set the bar for the cord blood industry using individuals who care about the future health benefits of stem cells.” added Mr. Schissler.

In launching The Partners’ Circle, the Company recognized the power of the personal referral due to its significant corporate advantages that include the following:

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Rapid deployment across the entire US market without logistical delays;

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No capital expenditures related to leaseholds and equipment;

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Significantly reduced monthly operating expenses related to rent, supplies and administration.

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Controllable compensation expenses due to pay-for-performance network model vs. fixed monthly salaries in sales force model.

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Centralized control and decision making vs. satellite offices with expensive management requirements.

For more information please go to the Partners’ Circle website at: http://www.partnerscircle.com.

This press release is available on the Cord Blood America IR HUB for investor commentary, feedback and questions. Investors are asked to visit http://www.agoracom.com/IR/CordBloodAmerica. Alternatively, investors are asked to e-mail all questions and correspondence to CBAI@agoracom.com where they can also request addition to the investor e-mail list to receive all future press releases and correspondence directly.

About Cord Blood America

Cord Blood America (OTC BB: CBAI) is the parent company of Cord Partners, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and life-saving resource for treating a growing number of ailments, including cancer, leukemia, or blood and immune disorders. For more information on how this precious lifeline can benefit your family, visit www.cordpartners.com.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional cord blood banking revenue streams. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

Investor Relations

AGORA Investor Relations

http://www.agoracom.com/IR/CordBloodAmerica

http://www.cordblood-america.com

CBAI@agoracom.com